Exhibit 99.1

Planar to Record Non-Cash Charge for a Deferred Tax Valuation

Allowance in its Fourth Quarter Financial Results

BEAVERTON, Ore. – November 19, 2007 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions today announced it will record a non-cash charge of $7.6 million for the fourth quarter of 2007 to establish a valuation allowance against its deferred tax assets (DTAs) in the United States.

In accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, Planar evaluates its DTAs to determine if valuation allowances are required. In previous periods, the Company had determined that a valuation allowance was not necessary for its DTAs in the United States. This determination was based on several factors, including whether the Company had accumulated a three-year historical cumulative GAAP loss and the degree to which recent and future losses were attributable to special items or charges.

“The establishment of this valuation allowance does not preclude us from using our loss carry-forwards or other deferred tax assets in the future and does not impact our cash resources”, said Scott Hildebrandt, Planar Vice President and Chief Financial Officer. “It’s also important to note that the establishment of a valuation allowance does not reflect a change in the Company’s view of its long-term financial outlook”, Hildebrandt added. “Planar continues to believe that successful implementation of its new strategic focus on specialty display products will enable the Company to improve its future financial performance and better position the Company to utilize established tax benefits in the future.”

SFAS No. 109 requires that companies assess whether valuation allowances should be established against their deferred tax assets based on the consideration of all available evidence using a “more likely than not” standard, where significant weight is given to evidence that can be objectively verified. A Company’s current or previous losses are given more weight than its future outlook, forecasts and guidance, and a recent three-year historical cumulative loss is a significant factor, and difficult to overcome, in creating the presumption that a valuation allowance should be established.

Planar will release its fourth quarter and fiscal 2007 financial results and host an analyst conference call on November 19, 2007 at 2:00PM Pacific Time. Details can be found on the investor portion of the Company’s web site at www.planar.com.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing hardware and software solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to possible future improvements in financial performance and utilization of deferred tax assets. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the factors described in the Company’s earnings announcement issued today and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings could cause actual results to differ materially from the forward-looking statements. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 pippa.edelen@planar.com or Chase Perrin GolinHarris 213.438.8788 cperrin@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com